NUTTER, McCLENNEN & FISH, LLP
                                ATTORNEYS AT LAW

                            ONE INTERNATIONAL PLACE
                        BOSTON, MASSACHUSETTS 02110-2699

              TELEPHONE: 617 439-2000      FACSIMILE: 617 973-9748

CAPE CODE OFFICE                                           DIRECT DIAL NUMBER
HYANNIS, MASSACHUSETTS

                                November 12, 1997
                                    22237-19

CareMatrix Corporation
197 First Avenue
Needham, MA 02194

Ladies and Gentlemen:

     Reference is made to the Registration Statement on Form S-3 (the "Registration Statement") to be filed by CareMatrix Corporation (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the resale of an aggregate of 1,150,000 shares of Common Stock, $.05 par value, of the Company (the "Shares"). The Shares are to be loaned to the selling stockholders under the Registration Statement pursuant to the Securities Loan Agreement dated as of October 16, 1997 (the "Securities Loan Agreement") by and among BancAmerica Robertson Stephens, American Securities Transfer & Trust, Inc., solely in its capacity as Custodian, and certain executive officers of the Company and other individuals.

     We have acted as counsel for the Company in connection with the Registration Statement. We have examined original or certified copies of the Company's Certificate of Incorporation and all amendments thereto and restatements thereof, the Company's By-laws, as amended, the corporate records of the Company to the date hereof, the Securities Loan Agreement, certificates of public officials and such other certificates, documents, records and materials as we have deemed necessary in connection with the opinion letter.

     Based upon the foregoing, and in reliance upon information from time to time furnished to us by the Company's officers, directors and agents, we are of the opinion that the Shares have been duly authorized and are legally issued, fully paid and non-assessable, and will continue to be so after their sale under the Registration Statement.

     We understand that this opinion letter is to be used in connection with the Registration Statement. We hereby consent to the filing of this opinion letter with and as a part of the Registration Statement, and to the reference to our firm under the heading "Legal Matters" in the Prospectus filed as part thereof. It is understood that this opinion letter is to be used in connection with the offering and sale of the Shares only while said Registration Statement, as amended from time to time, is effective under the Securities Act.


                                        Very truly yours,

                                        /s/ Nutter, McClennen & Fish, LLP

                                        Nutter, McClennen & Fish, LLP


MJB/ASG